UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2007
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Deed

On September 28, 2007, EESTech, Inc. (the “Company”) entered into a Deed (the “Deed”) with Maxwell Damian Conrad and Cleo Sonia Conrad, individual residents of London, England (together, “Conrad”), regarding the revolving unsecured convertible loan from Conrad to the Company. As of the date of the Agreement, neither the Company nor any of its affiliates had a material relationship with Subscriber unrelated to the Agreement.

Pursuant to the terms of the Deed, Conrad has agreed to make available to the Company a revolving line of credit, from which the Company has and may continue to drawdown funds (the “Loan”). As of the date of the Deed, the Company had exercised its drawdown option with respect to approximately US $1,425,306.00 since March 19, 2007.

The Deed contemplates that, within five days of the increase in authorized shares of the Company’s common stock (the “Stock”), any outstanding amount of the Loan will be converted into shares of Stock at a strike price of either US $0.30 or US $0.35 per share of Stock, as detailed in Schedule 4 to the Deed (the “Conversion”). The issuance of the Stock in conjunction with the Conversion is anticipated to take place through a transaction that will be exempt from the registration requirements of the Securities Act of 1933 (the “Act”) under Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Other Exhibits

1.1	Deed dated September 28, 2007 between the Company and Conrad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: October 22, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: Chief Executive Officer